EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 22, 2019, with respect to the consolidated financial statements and schedule included in the Annual Report of Resource Real Estate Opportunity REIT II, Inc. on Form 10-K for the year ended December 31, 2018. We consent to the incorporation by reference of said report in the registration statement of Resource Real Estate Opportunity REIT II, Inc. on Form S-3 (File No. 333-184476).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 22, 2019